EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Realmark Property Investors Limited Partnership - VIA (the “Partnership”) on Form 10-Q for the period ending September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew P. Iak, Principal Executive Officer and Principal Financial Officer of Realmark Property Investors Limited Partnership - VIA, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Partnership.

/s/ Matthew P. Iak
Matthew P. Iak
Date: July 8, 2015	Principal Executive Officer and
Principal Financial Officer